Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) of our report dated February 23, 2007, with respect to the consolidated financial statements of the Company, included in the 2006 Annual Report to Shareholders of the Company.
Our audits also included the financial statement schedules of the Company listed in Item 15(a). These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 23, 2007, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement Form S-3 No. 333-96715,

(2)	Registration Statement Form S-3 No. 333-96715-01,

(3)	Registration Statement Form S-3 No. 333-89130,

(4)	Registration Statement Form S-3 No. 333-89130-76,

(5)	Registration Statement Form S-3 No. 333-106888,

(6)	Registration Statement Form S-3 No. 333-106888-01,

(7)	Registration Statement Form S-4 No. 333-101310,

(8)	Registration Statement Form S-4 No. 333-106887,

(9)	Registration Statement Form S-8 No. 333-115926,

(10)	Registration Statement Form S-8 No. 333-115926-01,

(11)	Registration Statement Form S-8 No. 333-97469,

(12)	Registration Statement Form S-8 No. 333-97469-01,

(13)	Registration Statement Form S-8 No. 333-111384, and

(14)	Registration Statement Form S-8 No. 333-111384-01;
of our report dated February 23, 2007, with respect to the consolidated financial statements of the Company incorporated herein by reference, our report dated February 23, 2007, with respect to the Company management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Company, included herein, and our report included in the preceding paragraph with respect to the financial statement schedules of the Company included in this Annual Report (Form 10-K) of the Company.
/s/ Ernst & Young LLP
New York, New York
February 23, 2007